Exhibit 99.1

Contact: Citigate Sard Verbinnen Jamie Tully/Lesley Bogdanow 212-687-8080 jtully@sardverb.com

PXRE Group Ltd. PXRE House 110 Pitts Bay Road, Pembroke HM 08 Bermuda 441 296 5858 441 296 6162 FAX

PXRE REPORTS FOURTH QUARTER RESULTS

COMPANY TO HOLD CONFERENCE CALL TO
DISCUSS RESULTS AT 5PM ET FEBRUARY 23, 2006

     HAMILTON, Bermuda – (PR Newswire) – February 22, 2006 – PXRE Group Ltd. (NYSE: PXT) today reported a net loss before convertible preferred share dividends of $446.5 million for the quarter ended December 31, 2005 compared to net income before convertible preferred share dividends of $32.8 million in the fourth quarter of 2004. The net loss in the fourth quarter of 2005 principally reflects losses from Hurricane Wilma and increased estimates of losses from Hurricanes Katrina and Rita. On a fully diluted basis, book value per share decreased to $6.01 at December 31, 2005 from $13.01 per share at September 30, 2005. Fully diluted shares outstanding as of December 31, 2005 are approximately 77.4 million. The Company’s shareholders’ equity was $465.3 million as of December 31, 2005.

     Jeffrey L. Radke, President & Chief Executive Officer of PXRE Group, commented, “As we indicated last week, our fourth quarter results reflect the severe losses associated with Hurricane Wilma and significant development on Hurricanes Katrina and Rita. Although the fourth quarter loss and recent rating actions are extremely disappointing, PXRE remains financially sound and able to meet all of our obligations to clients. We also have sufficient liquidity to meet all currently foreseen needs and have taken a number of steps to even further improve our liquidity in order to meet contingencies that may arise.”

     Mr. Radke continued, “We have built a 23-year track record of promptly paying claims and providing superior underwriting services to our clients. We are hopeful that our financial soundness and strong service track record will allow us to continue trading with our clients and brokers. Nevertheless, more than 75% of our current reinsurance clients, as measured by the premium volume, have the right to cancel their reinsurance contracts as a result of either the recent ratings downgrade or reduction of our capital, which, if such rights were exercised, could cause a substantial loss in premium volume. We are therefore continuing to explore a range of strategic alternatives for the Company.”

Back to Contents

     As of September 30, 2005, the Company had income tax recoverables of $47.8 million. The recent downgrade of the Company’s credit ratings below the “A-” level has created uncertainty with regard to the ultimate realization of the Company’s income tax recoverables. As a result, the Company has recorded a valuation allowance against certain of these assets, which reduced the income tax recoverable to $6.3 million as of December 31, 2005. Such amount represents expected tax refunds related to prior periods that are expected to be received in 2006. A result of the recording of this valuation allowance is the reversal of approximately $30.9 million of tax benefits that had previously reduced the net impact of Hurricanes Katrina and Rita on the Company’s results at September 30, 2005.

     A summary of the gross and net impact of Hurricanes Katrina, Rita and Wilma as of and for the year ended December 31, 2005 is set forth below:

	As of December 31, 2005
($000’s)	Gross Impact (1)	Net Impact (2)

Hurricane Katrina	$771,010	$602,606
Hurricane Rita	68,894	66,329
Hurricane Wilma	174,602	138,005

	$1,014,506	$806,940

(1)	Before reinsurance recoveries on our outwards reinsurance program and the impact of inwards and outwards reinstatements and additional premiums.

(2)	Net of reinsurance recoveries on our outwards reinsurance program and after the impact of inwards and outwards reinstatements and additional premiums. No tax benefit was recorded with respect to the losses incurred from Hurricanes Katrina, Rita and Wilma as of December 31, 2005.

     The following table summarizes the change in the gross and net impact of Hurricanes Katrina and Rita from September 30, 2005, and the change in gross and net impact for Hurricane Wilma as compared to the high end of the Company’s previously released range of losses for this fourth quarter event.

($000’s)	Change in Gross Impact (1)	Change in Net Impact (2)

Hurricane Katrina	$214,619	$238,118
Hurricane Rita	48,058	48,177
Hurricane Wilma	63,053	44,005

	$325,730	$330,300
Reversal of Tax Benefit (3)	—	30,933

	$325,730	$361,233

(1)	Before reinsurance recoveries on our outwards reinsurance program and the impact of inwards and outwards reinstatements and additional premiums.

(2)	Net of reinsurance recoveries on our outwards reinsurance program and after the impact of inwards and outwards reinstatements and additional premiums.

(3)	Reflects the reversal of tax benefits recorded as of September 30, 2005 with respect to Hurricanes Katrina and Rita following the Company’s determination to record a valuation allowance against income tax recoverables for all but $6.3 million of such recoverables as of December 31, 2005. This was done due to the uncertainty with regard to the ultimate realization of the Company’s income tax recoverables following the Company’s recent ratings downgrades.

Back to Contents

     The $330.3 million increase in the estimated pre-tax net impact for Hurricanes Katrina, Rita and Wilma reflected in the foregoing table brings the estimated losses for these hurricanes above the high end of the range announced by the Company on February 16, 2006. The new loss estimate results from the Company’s assessment of recent loss reports, as well as notifications received by the Company subsequent to the recent downgrades from two counterparties exercising their rights under certain of the Company’s reinsurance contracts to cancel and commute retrocessional coverage based on ratings downgrades and material changes to the Company.

      As a result of the losses arising from Hurricanes Katrina, Rita and Wilma during the second half of 2005, PXRE has an accumulated deficit of $527.3 million at December 31, 2005. Under Bermuda company law, even if a company is solvent and able to pay its liabilities as they become due, it cannot declare or pay dividends or make distributions if, after such payment, the realizable value of its assets would thereby be less than the sum of its liabilities, its issued share capital (par value) and its share premium account, a defined term in Bermuda company law. Due to the size of the Company’s share premium account ($550.0 million as of December 31, 2005), it is currently prohibited under Bermuda company law from paying dividends or making distributions from its contributed surplus to its shareholders. In order for PXRE to continue to have the flexibility to pay dividends, the Board of Directors has determined that it is in the best interests of PXRE to reduce the share premium account to zero and allocate $550.0 million to the Company’s contributed surplus as permitted under Bermuda company law. This reduction of the share premium account and reallocation to the Company's contributed surplus requires the approval of PXRE’s shareholders at a General Meeting. If shareholders approve the foregoing proposal, the Board of Directors will evaluate whether to resume paying dividends and the appropriate level of such dividends as part of its evaluation of strategic alternatives.

     Finally, the Company also announced today that Robert Fiondella has retired from the Company’s Board of Directors effective immediately due to health reasons.

     Gerald Radke, Chairman of PXRE Group, said, “We are sorry to be losing Bob’s wisdom and insight on the Board, but understand his decision to retire. Bob was instrumental in the formation of the Company and has served on PXRE’s board since the Company’s origination in 1982. He made significant contributions to PXRE’s development over the past 23 years. I know that I speak for the entire organization in wishing Bob all the best.”

     PXRE Group Ltd. is scheduled to hold a conference call with respect to its fourth quarter financial results on Thursday, February 23, 2006 at 5:00 p.m. Eastern Time. The call had originally been scheduled for 8:30 am ET on Thursday.

     A live webcast of the conference call will be available online at www.pxre.com. The dial-in numbers are (800) 289-0726 for U.S. and Canadian callers and (913) 981-5545 for international callers. Following the conclusion of the presentation, the webcast will remain available online through March 23, 2006 at www.pxre.com. In addition, a replay of the call will be available from February 23, 2006 – March 2, 2006 by dialing (888) 203-1112. Callers dialing from outside the U.S. and Canada can access the replay by dialing (719) 457-0820. Please enter 7618403 as the conference ID.

Back to Contents

     Financial information is expected to be available on the Company's website under the press release section of News and Events after market close on February 22, 2006. To request other printed investor material from PXRE or additional copies of this news release, please call (441) 296-5858, send e-mail to Investor.Relations@pxre.com, or visit www.pxre.com.

     PXRE – with operations in Bermuda, Europe and the United States – provides reinsurance products and services to a worldwide marketplace. The Company's primary focus is providing property catastrophe reinsurance and retrocessional coverage. The Company also provides marine, aviation and aerospace products and services. The Company's shares trade on the New York Stock Exchange under the symbol “PXT.”

     Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations, speak only as of the date thereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the forward-looking statements in this report should not be considered as a representation by us or any other person that the Company’s objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) the Company faces significant potential regulatory and litigation risks as a result of the magnitude of the Company’s losses related to the 2005 hurricanes and recent ratings downgrades, including potential investigations by regulatory authorities and potential shareholder and securities litigation, for which the potential liability is currently unquantifiable; (ii) the Company is exploring strategic alternatives and the implementation of any of these alternatives could involve substantial uncertainties and risks, including, among other things, the risk of failure and significant restructuring costs; (iii) as a result of the recent decline in our ratings and decline in capital, more than 75% of our clients, measured by premium volume, have the right to cancel their reinsurance contracts, which could result in a substantial loss in premium volume; (iv) because of exposure to catastrophes, PXRE’s financial results may vary significantly from period to period; (v) the Company may be overexposed to losses in certain geographic areas for certain types of catastrophe events; (vi) PXRE operates in a highly competitive environment; (vii) reinsurance prices may decline, which could affect the Company’s profitability; (viii) reserving for losses includes significant estimates which are also subject to inherent uncertainties; (ix) a further decline in the rating assigned to the Company’s claim-paying ability may impact its potential to write new or renewal business; (x) a further downgrade in the rating of our reinsurance subsidiaries by rating agencies may materially and negatively impact our business and results of operations; (xi) a further decline in the Company’s ratings may require us to transfer premiums retained by us into a beneficiary trust or may allow clients to terminate their contract with us; (xii) we may require additional capital in the future; (xiii) the Company’s investment portfolio is subject to significant market and credit risks which could result in an adverse impact on its financial position or results; (xiv) because PXRE depends on a few reinsurance brokers for a large portion of revenue, loss of business provided by them could adversely affect us; (xv) the impact of investigations of broker fee and placement arrangements could adversely impact our ability to write more business; (xvi) the Company has exited the finite reinsurance business, but claims in respect of finite reinsurance could have an adverse effect on the Company’s results of operations; (xvii) our reliance on reinsurance brokers exposes us to their credit risk; (xviii) the Company may be adversely affected by foreign currency fluctuations; (xix) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xx) we have exhausted our retrocessional coverage with respect to Hurricane Katrina, leaving us exposed to further losses; (xxi) recoveries under portions of our collateralized facilities are triggered by modeled loss to a notional portfolio, rather than our actual losses arising from a catastrophe event, which creates a potential mismatch between the risks assumed through our inwards reinsurance business and the protection afforded by these facilities; (xxii) the Company’s inability to provide necessary collateral to cedents could affect its ability to offer reinsurance in certain markets; (xxiii) the insurance and reinsurance business is historically cyclical, and the Company may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, PXRE may have a shortage of underwriting capacity when premium rates are strong; (xxiv) regulatory constraints may restrict the Company’s ability to operate its business; (xxv) determination by the United States Internal Revenue Service that the Company or its offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the Company’s financial position or results; and (xxvi) changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on the Company’s financial position or results. In addition to the factors outlined above that are directly related to PXRE's business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE's SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.

     PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

These preliminary consolidated balance sheets and statements of operations and comprehensive income are unaudited and do not include other financial information and footnotes that customarily accompany a complete set of financial statements; these footnotes will be furnished when the Company makes its filing on Form 10-K for the year ended December 31, 2005.